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                                                                    EXHIBIT 99.1

VA LINUX SYSTEMS' FIRST QUARTER RESULTS TO BE BELOW EXPECTATIONS

FREMONT, Calif.--(BUSINESS WIRE)--Nov. 6, 2000--VA Linux Systems, Inc. (Nasdaq:LNUX - news) announced today that revenue for its first fiscal quarter, ended October 27, 2000, will be below the Company's expectations, primarily due to slower-than-expected sales growth from new customers in the "Dot-com" sector. The Company expects fiscal first quarter revenue to grow 10% from the previous fiscal quarter and 275% from the same quarter in the previous year.

The Company expects to report a loss per share excluding non-cash items of $0.14 to $0.16, primarily due to lower revenues and increased spending based on higher revenue expectations. Actual results will be announced on November 16, 2000 after the market closes, followed by a 2:00 pm PST conference call.

The Company expects revenue for the fiscal year 2001 to be approximately 2.25 times fiscal 2000 revenue. This represents a reduction from the previous guidance of 2.5 times fiscal 2000 revenue. The Company still anticipates becoming profitable (excluding non-cash charges) no later than the end of calendar 2001.

"Although repeat business with our existing customers remained strong during the first fiscal quarter, sales to new customers in the `Dot-com' sector were below our expectations. In particular, the number of new customer opportunities from venture-funded `Dot-coms' declined faster than anticipated," said VA Linux Systems CEO Larry M. Augustin. "Going forward, we expect to benefit from our strategy of pursuing a broader account base, including business from large corporate and enterprise accounts. These customers require longer sales cycles, and we did not receive significant contribution to revenue from that sector in the fiscal first quarter."

ABOUT VA LINUX SYSTEMS

VA Linux Systems (Nasdaq:LNUX - news) is the world's Linux leader. The expert provider of Linux and Open Source solutions for the Web, VA Linux offers a single point of contact for highly customized Linux servers and storage -- featuring the industry's first Build-to-Order Software -- as well as professional consulting services and support. VA Linux Systems' mission is to make its customers successful through the use of Linux and Open Source -- whether they are e-businesses rapidly expanding their Internet infrastructures, or technology companies leveraging the power and methodology of Open Source software development. As part of its commitment to expanding the Open Source community, VA Linux Systems operates the Open Source Development Network (OSDN). A network of the leading Internet sites for Open Source development, distribution and discussion, OSDN includes SourceForge, Freshmeat.net, Slashdot.org and Linux.com. Founded in 1993 and headquartered in Fremont, Calif., with offices across North America, Europe and Japan, VA Linux is located on the Web at www.valinux.com.

Note to Editors: VA Linux Systems, OSDN and SourceForge are trademarks of VA Linux Systems, Inc. Linux is a registered trademark of Linus Torvalds. All other trademarks are property of their respective owners.

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Note Regarding Forward-Looking Statements: This press release contains forward-looking statements, including statements regarding anticipated actual financial performance and results of operations for the Company's first fiscal quarter of 2001; future financial performance and results of our operations; and the Company's sales strategy and anticipated benefits therefrom. Actual results may differ materially from those projected in such forward-looking statements due to various factors, including: confirmation of the Company's actual results for the first fiscal quarter of 2001; VA Linux's quarterly sales cycle and fluctuation in demand for our products and services, with increased fluctuation due to VA Linux's concentration of customers in the Internet infrastructure industry; competition with, and pricing pressures from, larger, more established companies and smaller, general purpose manufacturers; the fact that VA Linux has incurred and expects to continue to incur substantial losses; VA Linux's reliance on sales of server products and its success in expanding its services business; manufacturing and sourcing risks; the effectiveness of VA Linux's ongoing business strategy; the rate of growth and acceptance of Linux and the Open Source software development model; VA Linux's ability to continue to introduce new products and services, and to expand its business and operations, particularly internationally; VA Linux's dependence upon an Open Source business model, independent third-party Linux developers, and its single source contract manufacturer and suppliers; VA Linux's reliance upon strategic relationships with other companies and its ability to negotiate and implement specific terms relating to them; the scarcity of Linux-based applications; VA Linux's dependence on its Internet-based businesses; the enforceability of the GNU General Public License; VA Linux's ability to attract and retain qualified personnel, especially in professional services and overseas; VA Linux's acquisition strategy and its ability to successfully integrate Andover.Net and other acquired companies into its operations; market acceptance of Linux and Open Source software generally; rapid technological and market change; the impact of rapid evolution of the Linux market on our ability to forecast demand and results; claims and potential damages resulting from information or postings on our Internet sites; and risks associated with the Internet infrastructure and regulation. Investors should consult VA Linux's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended July 28, 2000, for further information regarding these and the other risks of the Company's business. These documents are available at the SEC Web site: www.sec.gov.